DISTRIBUTION AGREEMENT

                                                                 October 1, 1998

B.C. Ziegler and Company
215 North Main Street
West Bend, Wisconsin 53095

Ladies and Gentlemen:

     This is to confirm that in consideration of the agreements hereinafter contained, the undersigned, Star Funds, a Massachusetts Business Trust ("Star Funds"), has agreed that you shall be, for the period of this Agreement, the distributor of shares of Common Stock (the "Shares") of the current Star Funds' (Addendum A) and other such funds as may be contemplated (the "Funds").

     1.   Services as Distributor
          -----------------------

     1.1 You will act as agent for the distribution of Shares in accordance with the instructions of Star Funds' Board of Trustees and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for the purchase or redemption of Shares either directly to Star Funds' transfer agent for the Fund involved or to any qualified broker/dealer for transmittal to said agent.

     1.1(a)    You agree to use your best efforts to solicit orders for the sale of Shares. You shall direct expenses to be paid for appropriate activities which you deem reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. In addition, you will provide one or more persons, during normal business hours, to refer telephone questions to appropriate persons. It is contemplated that you may enter into selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and in so doing you will act only on your own behalf as principal.

     1.1(b)    All Shares of the Funds offered for sale by you shall be offered for sale to the public at a price per share (the "offering price") equal to (a) their net asset value (determined in the manner set forth in Star Funds' Articles of Incorporation and then current prospectuses) plus, except to those classes of persons set forth in Star Funds' then current prospectuses, (b) a sales charge which shall be the percentage of the offering price of such shares as set forth in Star Funds' then current prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions by you to broker/dealers and other persons shall be set forth in either the selling agreements between you and such broker/dealer and persons or, if such concessions are described in Star Funds' then current prospectuses for the Fund, shall be as so set forth. No broker/dealer or other persons who enters into a selling agreement with you shall be authorized to act as agent for Star Funds in connection with the offering or sale of its Shares to the public or otherwise.

     1.1(c)    If any Shares sold by Star Funds are redeemed or repurchased by
Star Funds or by you as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, you shall forfeit the amount above the net asset value received by you in respect of such Shares, provided that the portion, if any, of such amount re-allowed by you to broker/dealers or other persons shall be repayable to Star Funds only to the extent recovered by you from the broker/dealer or other person concerned. You shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by Star Funds or by you as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

     1.2 You shall act as distributor of the Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations, adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

     1.3 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, Star Funds' officers may decline to accept any orders for, or make any sales of, any shares until such time as they deem it advisable to accept such orders and to make such sales and Star Funds shall advise you promptly of such determination.

     1.4 Star Funds agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and to be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by Star Funds hereunder.

     1.5 Star Funds agrees to execute any and all documents and to furnish any and all information and otherwise to take all action which may be reasonably necessary in the discretion of Star Funds' officers in connection with the qualification of Shares for sale in such states as you may designate to Star Funds and Star Funds may approve, and Star Funds agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a broker under State or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

     1.6 Star Funds shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to Star Funds and the Shares as you may reasonably request, and Star Funds warranties that the statements contained in any such information, when so signed by Star Funds' officers, shall be true and correct. Star Funds also shall furnish you upon request with: (a) annual audited reports of Star Funds' books and accounts with respect to each of the Funds, made by independent public accountants regularly retained by Star Funds, (b) semi-annual reports with respect to each of the Funds prepared by Star Funds, and (c) from time to time such additional information regarding Star Funds' financial condition as you may reasonably request.

     1.7 Star Funds represents to you that all registration statements and prospectuses filed by Star Funds with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Shares have been prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange commission thereunder. As used in the agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) filed with the Securities and Exchange Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been filed with said Commission. Star Funds represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact contained in the registration statement and prospectus will be materially true and correct when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading. Star Funds may but shall not be obligated to propose from time to time such amendment or amendments to any prospectus as, in light of future developments, may, in the opinion of Star Funds' counsel, be necessary or advisable. If Star Funds shall not propose such an amendment or amendments and/or supplement or supplements within fifteen days after receipt by Star Funds of a written request from you to do so, you may, at your option, terminate this agreement. Star Funds shall not file any amendment to the registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit Star Funds' right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as Star Funds may deem advisable, such right being in all respects absolute and unconditional.

     1.8 Star Funds authorizes you to use any prospectus, in the form furnished to you from time to time, in connection with the sale of Shares. Star Funds agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that Star Funds' agreement to indemnify you, your officers or directors, and any such controlling persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement or prospectus in reliance upon and in conformity with written information furnished to Star Funds or its counsel by you and used in the preparation thereof; and provided further that Star Funds' agreement to indemnify you and Star Funds' representations and warranties herein set forth shall not be deemed to cover any liability to Star Funds or its Shareholder to which you would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of your duties, or by reason of your reckless or negligent disregard of your obligations and duties under this agreement. Star Funds' agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Star Funds' being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to Star Funds at its principal office within ten days after the summons or other first legal process shall have been served. The failure so to notify Star Funds of any such action shall not relieve Star Funds from any liability which Star Funds may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of Star Funds' indemnity agreement contained in the paragraph
1.8. Star Funds will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by Star Funds and approved by you. In the event Star Funds elects to assume the defense of any such suit and retain counsel of good standing approved by you which approval shall not be unreasonably withheld, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case Star Funds does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by Star Funds, or if under prevailing law, legal codes of ethics, the same counsel cannot effectively represent the interest of both Star Funds and you or your directors, officers or controlling persons, Star Funds will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. Star Funds' indemnification agreement contained in this paragraph 1.8 and Star Funds' representation and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will insure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. Star Funds agrees promptly to notify you of the commencement of any litigation or proceedings against Star Funds or any of its officers or directors in connection with the issue and sale of any of the Shares.

     1.9 You agree to indemnify, defend and hold Star Funds, its several officers and directors, any person who controls Star Funds within the meaning of
Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith which Star Funds, its officer or directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by Star Funds, its officer or directors, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished by you to Star Funds or its counsel and used in Star Funds' registration statement or any prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by you to Star Funds or its counsel and required to be stated in any registration statement or prospectus or necessary to make such information not misleading. Your agreement to indemnify Star Funds, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against Star Funds, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to Star Funds, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event Star Funds, its officers or directors or such controlling persons shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to Star Funds, its officers or directors, or to such controlling person by reasons of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.9.

     1.10 No shares shall be offered by either you or Star Funds under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by Star Funds if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as current prospectuses as required by Section 10 of said Act, as amended, are not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.10 shall in any way restrict or have an application to or bearing upon Star Funds' obligation to repurchase Shares from any shareholder in accordance with the provision of the prospectus or Articles of Incorporation.

     1.11 Star Funds agrees to advise you promptly in writing::

          (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect;

          (b) in the event of the issuance by the Securities and Exchange commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceedings for that purpose;

          (c) of the happening of any event which make untrue any statement of a material fact made in the registration statement or prospectuses then in effect or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

          (d) of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

     2.   Term
          ----


     2.1 This agreement shall become effective as the date hereof and, unless sooner terminated, shall continue until February 28, 1999, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) Star Funds' Board of Trustees or (ii) the vote of a majority (as defined in the Investment Company Act of 1940) of the Fund's outstanding Shares, provided that in either event its continuance also is approved by a majority of Star Funds' trustees which are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on not less than 60 days' notice, by Star Funds' Board of Trustees, by vote of the holders of a majority (as defined in said Act) of the fund's outstanding Shares, or by you. This agreement will also terminate automatically in the event of its assignment (as defined in said Act).

     3.   Miscellaneous
          -------------

     3.1 Star Funds recognizes that from time to time your directors, officers and employees may serve as directors, officers and employees of other corporations (including other investment companies) and that such other corporations may include the name B.C. Ziegler and Company as part of their name, and that you or your affiliates may enter into investment advisory or other agreements with such other corporations.

     3.2 You agree on behalf of yourself and your employees to treat confidentially and as proprietary information of Star Funds all records and other information relative to the Funds and prior, present or potential shareholders of the Funds (and clients of said shareholders), and not to use such records and information for any purpose other than performance of your responsibilities and duties hereunder, except after prior notification to and approval in writing by Star Funds, which approval shall not be unreasonably withheld and may not be withheld where you may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, and when so requested by Star Funds.

     3.3 No provisions of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     3.4  This agreement shall be governed by Wisconsin law.

     3.5 You are hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Star Funds' Declaration of Trust and agree that the obligation assumed by the Star Funds pursuant to this agreement shall be limited in any case to the Star Funds and its assets and you shall not seek satisfaction of any such obligation from the shareholders of the Star Funds, the trustees, officers employees or agents of the Star Funds, or any of them.

     3.6  You shall bear all legal fees incident to distribution of the Shares,



     3.7 Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:
Notice to you shall be sent to:

          B.C. Ziegler and Company
          Attn:  Robert J. Tuszynski
          215 North Main Street
          West Bend, Wisconsin  53095

          And notice to the Star Funds shall be sent to:

          Star Funds
          425 Walnut Street
          Cincinnati, Ohio  45202

          With copy to:

          Tracy Byrd Jamison, Esq.
          Cors & Bassett
          537 East Pete Rose Way, Suite 400
          Cincinnati, Ohio  45202

      Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.


                         Very truly yours,
                         STAR FUNDS
                         By:/s/ Robert J. Hill
                              (Authorized Officer)

Accepted:

B.C. ZIEGLER AND COMPANY

By: /s/ Robert J. Tuszynski
     (Authorized Officer)

                              Addendum A

Tax-Free Money Market Fund
Ohio Tax-Free Money Market Fund
Treasury Fund
Strategic Income Fund
U.S. Government Income Fund
Stellar Insured Tax-Free Bond Fund
Relative Value Fund
Market Capitalization Fund
Growth Equity Fund
Capital Appreciation Fund
Stellar Fund
International Equity Fund